Exhibit 32.A

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report of Opticon Systems, Inc. (the "Company") on Form 10-KSB for the year ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sadruddin Currimbhoy, chief executive officer of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sadruddin Currimbhoy
Sadruddin Currimbhoy
Chief Executive Officer

October 15, 2007